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Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of Implant Sciences Corporation of our report dated December 23, 2004, relating to the financial statements of Core Systems, Inc. which appears in Implant Sciences Corporation's Form 8-K filed on December 29, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Nation Smith Hermes Diamond, APC

San Diego, California
June 15, 2005

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  Exhibit 23.2